UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This proxy statement supplement (the “Supplement”), dated May 7, 2018, supplements the definitive proxy statement (the “Proxy Statement”) of Citizens, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 24, 2018, relating to the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 5, 2018. The purpose of this Supplement is to update certain disclosures relating to ownership of our Class B common stock (the “Class B Shares”).

We have made no other changes to the Proxy Statement or the matters to be considered by our shareholders at the Annual Meeting. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Supplement have the meanings assigned to those terms in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Supplemental Disclosure Concerning our Controlling Shareholder

On page 5 of the Proxy Statement, the final sentence under the section “Controlling Shareholder” is deleted and replaced in its entirety with the following:

As of the date of this proxy statement, the Colorado Division of Insurance, the Texas Department of Insurance, the Louisiana Department of Insurance and the Mississippi Department of Insurance have yet to approve the transfer of control of the Class B Shares from the Trust to the Foundation as an “ultimate control party,” as required under applicable state insurance regulatory provisions. Mr. Riley’s estate and the Foundation are proceeding independent of the Company to obtain these approvals. Accordingly, the Trust, of which Mr. Riley’s estate serves as trustee, remains the record holder of 100% of the Class B Shares described above, and therefore controls our Company. The Company does not know if or when regulatory approvals of the transfer ultimately will be granted. If such approvals are obtained from the state departments of insurance listed above, the Company will record the transfer of the Class B Shares from the Trust to the Foundation in the Company’s shareholder records.

Supplemental Disclosure Concerning Security Ownership of Certain Beneficial Owners

On Page 6 of the Proxy Statement, in the table captioned “Security Ownership of Certain Beneficial Owners,” reference to the “Harold E. Riley Foundation, 4530 Stanley Avenue, Ft. Worth, TX 76115” is replaced in its entirety with “Harold E. Riley Trust, c/o Dottie S. Riley, 7802 Shadyrock Drive, Austin, Texas 78731.

Supplemental Disclosure Concerning Nominees for Election by Class B Shareholders

On Page 30 of the Proxy Statement, the below sentence:

Listed below are the persons who have been nominated by our Nominating and Corporate Governance Committee and approved by our Board for election as Class B directors by the Foundation, our sole Class B shareholder, assuming the Foundation receives “ultimate control party” approval from the Colorado Division of Insurance.

is replaced in its entirety by the following:

Listed below are the persons who have been nominated by our Nominating and Corporate Governance Committee and approved by our Board for election as Class B directors by the Trust, our sole Class B shareholder as of the date of this proxy statement.